UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 22, 2013

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other Jurisdiction

of Incorporation)

1-13782	25-1615902
(Commission File No.)	(I.R.S. Employer Identification No.)

1001 Air Brake Avenue Wilmerding, Pennsylvania	15148
(Address of Principal Executive Offices)	(Zip Code)

(412) 825-1000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Westinghouse Air Brake Technologies Corporation has identified an immaterial error in a disclosure appearing in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 filed with the Securities and Exchange Commission on May 2, 2013 (the “Form 10-Q”). The table appearing in Footnote 14 – Segment Information of the Form 10-Q included incorrect amounts in the line Income (loss) from operations for the three months ended March 31, 2013. The correct income (loss) from operations by segment for the three months ended March 31, 2013 is $68,150, $40,267, $(4,750), for the Freight Segment, Transit Segment, and Corporate Activities and Elimination, respectively. A copy of the corrected table has been reproduced in its entirety below for the convenience of the reader.

Segment financial information for the three months ended March 31, 2013 is as follows:

In thousands	Freight Segment	Transit Segment	Corporate Activities and Elimination	Total
Sales to external customers	$305,865	$309,645	$—	$615,510
Intersegment sales/(elimination)	7,060	1,360	(8,420)	—

Total sales	$312,925	$311,005	$(8,420)	$615,510

Income (loss) from operations	$68,150	$40,267	$(4,750)	$103,667
Interest expense and other, net	—	—	(4,195)	(4,195)

Income (loss) from operations before income taxes	$68,150	$40,267	$(8,945)	$99,472

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2013

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

By:	/s/ Alvaro Garcia-Tunon
Alvaro Garcia-Tunon
Chief Financial Officer